EXHIBIT 24.1

POWER OF ATTORNEY - ZOVIO INC DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of ZOVIO INC, a Delaware corporation (the “Company”), hereby nominates and appoints RANDY HENDRICKS and KEVIN S. ROYAL, and each of them acting or signing singly, as such director's agents and attorneys-in-fact, in such director's respective name and in the capacity or capacities indicated below, to execute and/or file with the Securities and Exchange Commission (the “SEC”), with all exhibits thereto and other documents filed in connection therewith or constituting a part thereof:
(1) a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of nonstatutory stock options, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards convertible into shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company that may be issued, effective as of October 19, 2021 (as amended on December 2, 2021), pursuant to the Zovio Inc 2021 CEO Inducement Equity Incentive Plan (the “Inducement Plan”); and
(2) any one or more amendments to any part of the Registration Statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep the Registration Statement effective or to terminate its effectiveness.
Further, each of the undersigned does hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and to execute and file any and all documents with the SEC or state regulatory agencies necessary, proper or convenient in their opinion to comply with the Securities Act and the rules and regulations or orders of the SEC or state regulatory agencies adopted or issued pursuant thereto, to the end that the Registration Statement shall become effective under the Securities Act and any other applicable law.
Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointed agents and attorneys-in-fact may take, execute or file pursuant to the foregoing with the same force and effect as though such action had been taken or such document had been executed or filed by the undersigned, respectively.
This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Date	Signature

January 3, 2022	/s/ Teresa S. Carroll
Teresa S. Carroll

January 3, 2022	/s/ Michael P. Cole
Michael P. Cole

December 31, 2021	/s/ Ryan D. Craig
Ryan D. Craig

January 1, 2022	/s/ Michael B. Horn
Michael B. Horn

January 3, 2022	/s/ Randy Hendricks
Randy Hendricks

January 3, 2022	/s/ Ron Huberman
Ron Huberman

January 3, 2022	/s/ John J. Kiely
John J. Kiely

December 31, 2021	/s/ Kirsten M. Marriner
Kirsten M. Marriner

January 1, 2022	/s/ Victor K. Nichols
Victor K. Nichols

December 30, 2021	/s/ George P. Pernsteiner
George P. Pernsteiner

December 30, 2021	/s/ John S. Wilson Jr.
John S. Wilson Jr.